EXHIBIT 10.1
INDEMNIFICATION AGREEMENT
THIS AGREEMENT is made as of _______ between ITT Corporation, an Indiana corporation (the “Corporation”), and ___________ (the “Indemnitee”).
WITNESSETH THAT:
WHEREAS, it is in the Corporation’s best interest to attract and retain capable directors and officers;
WHEREAS, both the Corporation and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public corporations in today’s environment;
WHEREAS, it is now and has always been the policy of the Corporation to indemnify the members of its Board of Directors and its officers so as to provide them with the maximum possible protection available in accordance with applicable law;
WHEREAS, Article 4 of the Corporation’s Amended and Restated By-laws (“By-laws”) and applicable law expressly recognize that the right of indemnification provided therein shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled; and
WHEREAS, the Corporation’s By-laws, its Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and applicable law permit contracts between the Corporation and the members of its Board of Directors and officers covering indemnification;
NOW, THEREFORE, the parties hereto agree as follows:
1.    Indemnity. In consideration of the Indemnitee’s agreement to serve or continue to serve as a Director or officer of the Corporation, or, at the request of the Corporation, as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, and including, without limitation, any employee benefit plan (a “Designated Agent”), if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed investigation, claim, action, suit, arbitration, alternate dispute resolution mechanism or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative (including, without limitation, any internal corporate investigation), whether formal or informal, and including all appeals thereto (a “Proceeding”), the Corporation hereby agrees to hold the Indemnitee harmless and to indemnify the Indemnitee to the fullest extent now or hereafter permitted by applicable law from and against any and all reasonable expenses (which term shall be broadly construed and include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees and related disbursements, appeal bonds, and other out-of-pocket costs) (“Expenses”), judgments, fines, amounts paid in settlement (with such judgments, fines or amounts including, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan), liabilities or losses actually incurred by the Indemnitee by reason of the fact such person is or was a Director or officer of the Corporation or a Designated Agent, or by reason of any actual or alleged action or omission to act taken or omitted in any such capacity, subject to the terms and conditions of this Agreement.

2.    Insurance. (a) To the extent that the Corporation maintains an insurance policy or policies (the “insurance policies”) providing liability insurance for directors, officers, employees, fiduciaries or agents of the Corporation or of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director, officer, employee, fiduciary or agent under such policy or policies.
(b)    At the time the Corporation receives notice from Indemnitee, or is otherwise aware, of a Proceeding, the Corporation shall give prompt notice to the insurers in accordance with the procedures set forth in any applicable insurance policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such insurance policies.
(c)    In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. The Corporation shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
(d)    The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Indemnitee shall promptly repay to the Corporation any amounts paid hereunder to the extent the Indemnitee receives payment under any insurance policy, contract, agreement or otherwise in respect of any claim or Expenses the Corporation has paid to the Indemnitee.
3.    Additional Indemnity. Subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify the Indemnitee:
(a)    to the fullest extent provided under Article 4 of the Corporation’s By-laws as in effect at the date hereof; and

(b)    in the event the Corporation does not maintain in effect insurance coverage for the Indemnitee to the extent required by Section 2 hereof, to the fullest extent of the coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to the insurance policies required thereby.
4.    Limitations on Additional Indemnity. No indemnity pursuant to Section 3 herof shall be paid by the Corporation:
(a)    except to the extent the aggregate of losses to be indemnified thereunder exceed the amount of such losses for which the Indemnitee is indemnified or insured pursuant to either Section 1 or 2 hereof;
(b)    in respect of remuneration paid to, or indemnification of, the Indemnitee, if it shall be determined by a final judgment or other final adjudication that such remuneration or indemnification was or is prohibited by applicable law;
(c)    for any transaction from which the Indemnitee derived an improper personal benefit;
(d)    unless (i) the Indemnitee’s conduct was in good faith and (ii) the Indemnitee reasonably believed (A) in the case of conduct in the Indemnitee’s official capacity with the Corporation (as defined in Indiana Code 23-1-37-5), that his or her conduct was in the best interests of the Corporation, and (B) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests and (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful;
(e)    in respect of acts or omissions which involve intentional misconduct or a knowing violation of law by the Indemnitee; or
(f)    in respect of any claim brought by the Indemnitee against the Corporation except in respect of the enforcement of its rights hereunder.
5.     Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a Director or officer of the Corporation and shall continue thereafter so long as the Indemnitee may be made or threatened to be made a party to, or be otherwise involved in, as a witness or otherwise, any Proceeding, by reason of the fact that the Indemnitee was a Director or officer of the Corporation or a Designated Agent, or by reason of any action alleged to have been taken or omitted in any such capacity.
6.    Notification and Defense of Claim (a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Secretary of the Corporation in writing of the commencement thereof and shall provide the Secretary with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification; but an omission to so promptly notify the Corporation will not relieve it from any liability which it may have to the Indemnitee (i) under this Agreement, except to the extent the Corporation is actually and materially prejudiced in its defense of such Proceeding or (ii) otherwise than under this Agreement, including, without limitation, its liability to indemnify the Indemnitee under the Corporation’s By-laws.
(b)    With respect to any such Proceeding:
(1)    the Corporation shall be entitled to participate therein at its own expense;
(2)    except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume the defense thereof and approval by the Indemnitee of such counsel (which approval shall not be unreasonably withheld), the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee for separate counsel or otherwise in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of such counsel by the Indemnitee has been authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded (with written notice to the Corporation setting forth the basis for such conclusion) that there would be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding within 20 days of delivery of the Corporation’s notice, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and
(3)    the Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent.

The Corporation shall not settle any Proceeding in any manner that would impose any penalty, obligation or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement requested by the other.
(c)    Except as otherwise required by applicable law, the procedures for the Corporation’s determination of the Indemnitee’s entitlement to indemnification hereunder shall be made pursuant to and in accordance with this Agreement and the procedures set forth in the By-Laws in effect as of the date hereof, or any such procedures that may be more favorable to the Indemnitee that are set forth in the By-Laws in effect on the date Indemnitee provides the Secretary notice of the request for indemnification.
7.    Advancement and Repayment of Expense. The Corporation shall advance or reimburse the Indemnitee for all Expenses incurred in connection with any Proceeding promptly following receipt by the Corporation of (and in any event within twenty (20) days following) a request therefor from the Indemnitee to the extent that the Indemnitee has been successful on the merits or otherwise in connection with a Proceeding for which indemnification is permitted by this Agreement. In addition, the Corporation shall advance or reimburse the Indemnitee for all Expenses incurred in connection with any Proceeding that has not yet been finally determined promptly following receipt by the Corporation of (and in any event within twenty (20) days following) (i) receipt by the Corporation of (A) a statement from the Indemnitee requesting advancement or repayment of any Expenses incurred in connection with any Proceeding, which statement shall reasonably evidence the Expenses incurred or to be incurred and contain an affirmation that he or she in good faith believes he or she has met the standard of conduct required by law and this Agreement for indemnification, and (B) a written undertaking by the Indemnitee that the Indemnitee will reimburse (without interest) the Corporation for all reasonable Expenses advanced, paid or incurred by the Corporation on behalf of the Indemnitee in respect of a claim against the Corporation under this Agreement in the event and only to the extent that it shall be ultimately and finally determined that the Indemnitee is not entitled to be indemnified by the Corporation for such Expenses under the provisions of applicable law, the Corporation’s Articles of Incorporation or By-laws and this Agreement and (ii) a determination by the Corporation pursuant to the procedures set forth in the By-laws that the facts then known to the Corporation would not preclude indemnification under the provisions of applicable law and this Agreement. The Corporation’s obligations to advance Expenses under this Section 7 shall not be subject to any conditions or requirements not contained in this Section, except as required by applicable law.
8.    Nonexclusivity. The provisions for indemnification and advancement and reimbursement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Corporation’s Articles of Incorporation or By-laws, other agreements or otherwise, and the Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. No amendment or alteration of the Corporation’s Articles of Incorporation or By-laws or another agreement shall adversely affect the rights provided to the Indemnitee under this Agreement. To the extent that a change in Indiana or other applicable law, whether by statute or judicial decision, permits greater indemnification or payment than would be afforded currently under the Corporation’s Articles of Incorporation, By-laws or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change if permitted by applicable law.
9.    Enforcement. If a claim under this Agreement is not paid in full by the Corporation within ninety days after a written request has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be indemnified for all Expenses actually and reasonably incurred by the Indemnitee in connection with the prosecution of such claim. Nothing in this Section 11 is intended to limit the Corporation’s obligations with respect to the advancement or repayment of Expenses to Indemnitee in connection with any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement.
10.    Severability. If any provision of this Agreement shall be held to be or shall, in fact, be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect any other remaining part of this Agreement.
11.    Governing Law; Binding Effect; Amendment or Termination (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana.
(b)    This Agreement shall be binding upon the Indemnitee and upon the Corporation and its successors and assigns, and shall inure to the benefit of the Indemnitee and his or her heirs, personal representatives, executors and administrators, and to the benefit of the Corporation and its successors and assigns.
(c)    This Agreement, together with the documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
(d)    No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ITT Corporation

By:
Name:
Title:

[Name of Director or Officer]